UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

AMERICAN HOMES 4 RENT

(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

As a result of the merger transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 3, 2015 (the “Merger Agreement”), by and among American Homes 4 Rent (the “Company”), Sunrise Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), American Homes 4 Rent, L.P. (the “Operating Partnership”), OP Merger Sub, LLC, a wholly owned subsidiary of the Operating Partnership (“OP Merger Sub”), American Residential Properties, Inc. (“ARPI”), American Residential Properties OP, L.P. (“ARP OP”) and American Residential GP, LLC (“ARP GP”), on February 29, 2016, (i) OP Merger Sub was merged with and into ARP OP, with ARP OP continuing as the surviving entity in the merger as a wholly owned subsidiary of the Operating Partnership, and (ii) ARPI merged with and into Merger Sub (which changed its name to ARPI REIT, LLC), with Merger Sub continuing as the surviving entity in the merger as a wholly owned subsidiary of the Company.

On November 27, 2013, ARP OP issued and sold $115 million aggregate principal amount of ARP OP’s 3.25% Exchangeable Senior Notes due 2018 (the “Notes”), including $15,000,000 aggregate principal amount of Notes issued pursuant to the option granted to the initial purchasers to purchase additional Notes to cover over-allotments (the “Over-Allotment Option”), which was exercised in full on November 22, 2013. The terms of the Notes are governed by an indenture, dated as of November 27, 2013 (the “Indenture”), by and among ARP OP, as issuer, ARPI, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were fully and unconditionally guaranteed by ARPI.

On February 29, 2016, in connection with the consummation of the Mergers and pursuant to the terms of the Merger Agreement, the Company entered into that certain First Supplemental Indenture, dated as of February 29, 2016 (the “Supplemental Indenture”), among the Company, Merger Sub, as the new parent guarantor, ARP OP, as issuer, and the Trustee, which amends and supplements the Indenture. The Supplemental Indenture provides, among other things, that (i) the Notes, under certain circumstances, will be exchangeable for 1.135 Class A common shares of beneficial interest of the Company, $0.01 par value per share (the “Company Common Shares”), for each share of common stock, $0.01 par value per share, of ARPI (the “ARPI Common Stock”) that such holder would have received, if such holder had exchanged the Notes prior to the closing of the merger transactions contemplated by the Merger Agreement, and (ii) the Notes are fully and unconditionally guaranteed by Merger Sub.

The Company Common Shares issuable upon exchange of the Notes will be registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3. The recipients of the Company Common Shares in exchange for the Notes may resell from time to time some or all of the Company Common Shares that may be issued upon the exchange of the Notes.

The foregoing description of the Indenture and the Supplemental Indenture is not complete and is subject to and qualified in its entirety by reference to the text of the Indenture, including the form of the Notes, and the Supplemental Indenture, including the form of guarantee, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 29, 2016, the Company completed the merger transactions contemplated by the Merger Agreement, pursuant to which OP Merger Sub merged with and into ARP OP (the “Partnership Merger”), with ARP OP continuing as the surviving entity and a wholly owned subsidiary of the Operating Partnership, and ARPI merged with and into Merger Sub (the “Parent Merger” and, together with the Partnership Merger, the “Mergers”), with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.   At the effective time of the Parent Merger, the name of Merger Sub was changed to “ARPI REIT, LLC.”  On March 1,

2016, New ARP GP, LLC, a newly formed wholly owned subsidiary of the Operating Partnership, was admitted as the general partner of ARP OP.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Parent Merger, (i) each outstanding share of ARPI Common Stock was converted into the right to receive 1.135 Company Common Shares, and (ii) each outstanding share of ARPI Common Stock that was subject to vesting or forfeiture restrictions that did not lapse immediately prior to the effective time of the Parent Merger was converted into the right to receive 1.135 Company Common Shares that were subject to the same vesting and forfeiture conditions and other terms and conditions as were applicable to such shares immediately prior to the effective time of the Parent Merger, in each case with cash paid in lieu of fractional interests of Company Common Shares. Similarly, at the effective time of the Partnership Merger, which occurred immediately prior to the Parent Merger, (i) the general partner interests in ARP OP were transferred from ARP GP to ARPI; (ii) each outstanding limited partnership interest in ARP OP (the “ARP OP Units”) was converted into 1.135 Class A limited partnership units in the Operating Partnership (the “Company OP Units”), with cash paid in lieu of fractional interests of Company OP Units; (iii) each outstanding unvested LTIP unit of ARP OP (the “ARPI LTIP Units”) (a) that was subject to time-based vesting restrictions became fully vested, (b) that was subject to performance-based vesting and was granted on a date prior to January 1, 2015 became fully vested, and (c) that was subject to performance-based vesting and was granted on or after January 1, 2015 became vested based on actual performance up to the effective time of the Partnership Merger; (iv) each outstanding vested ARPI LTIP Unit was converted into 1.135 Company OP Units, with cash paid in lieu of fractional interests of Company OP Units; and (v) each outstanding unvested ARPI LTIP Unit that did not become vested immediately prior to the effective time of the Partnership Merger was immediately forfeited and void. The Company issued 36,542,884 Company Common Shares as consideration in the Parent Merger and the Operating Partnership issued approximately 1,370,626 Company OP Units as consideration in the Partnership Merger. Based on the closing price of the Company Common Shares on February 29, 2016 as reported on the New York Stock Exchange (the “NYSE”), the aggregate value of the merger consideration payable to former holders of ARPI Common Stock was approximately $511.6 million, and the aggregate value of Company OP Units, which are convertible into Company Common Shares, issued to former holders of ARP OP Units and ARPI LTIP Units was approximately $19.2 million.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 4, 2015 and is incorporated by reference herein. The foregoing description of the Mergers and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exchangeable Notes

As a result of the merger transactions contemplated by the Merger Agreement, on February 29, 2016, ARP OP became a wholly owned subsidiary of the Operating Partnership and the Company and Merger Sub entered into the Supplemental Indenture in respect of the Notes and assumed the obligations under the Indenture (as amended and supplemented by the Supplemental Indenture).  Pursuant to the Supplemental Indenture, the Notes are fully and unconditionally guaranteed by Merger Sub.

On November 27, 2013, ARP OP issued $115,000,000 aggregate principal amount of Notes. The Notes are senior unsecured obligations of ARP OP and rank equally in right of payment with all other existing and future senior unsecured indebtedness of ARP OP. Interest is payable in arrears on May 15 and November 15 of each year, beginning May 15, 2014, until the maturity date of November 15, 2018.

The Notes bear interest at a rate of 3.25% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash, Company Common Shares or a combination of cash and Company Common Shares, at the option of ARP OP, based on an initial exchange rate of 46.9423 Company Common Shares per $1,000 principal amount of Notes, subject to adjustment of the exchange rate under certain circumstances. The exchange rate of the Notes as of December 3, 2015 was 47.4697 Company Common Shares per $1,000 principal amount of Notes.

Prior to the close of business on the business day immediately preceding August 15, 2018, the Notes will be exchangeable at the option of the holders only under the following circumstances: (1) during any calendar quarter beginning after December 31, 2013 (and only during such quarter) if the closing sale price per Company Common Share is more than 130% of the then-current exchange price for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter; (2) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes was less than 98% of the product of the closing sale price per Company Common Share multiplied by the then-current exchange rate; or (3) upon the occurrence of specified corporate transactions described in the Indenture. On or after August 15, 2018, the Notes will be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date. Subject to its election to satisfy its exchange obligations entirely in Company Common Shares, upon exchange, ARP OP will pay or deliver, as the case may be, to exchanging holders in respect of each $1,000 principal amount of Notes being exchanged a settlement amount either solely in cash, solely in Company Common Shares or in a combination of cash and Company Common Shares.

In accordance with the terms of the Merger Agreement, the Company may not  issue more than 19.99% of the Company Common Shares outstanding as of immediately prior to the closing of the Mergers in connection with the Mergers (including any exchange of the Notes pursuant to the Indenture, as amended and supplemented by the Supplemental Indenture) unless or until such time as the Company obtains shareholder approval to issues shares in excess of such amount in accordance with the listing standards of the NYSE. The Company has no duty, obligation or commitment to seek shareholder approval to issue Company Common Shares in excess of such amount. If any such exchange of the Notes would result in the issuance of more than such number of Company Common Shares and no shareholder approval has been obtained, such exchanges will be settled in cash (along with any other exchanges required to be settled in a similar fashion pursuant to the Indenture, as amended and supplemented by the Supplemental Indenture).

ARP OP may not redeem the Notes prior to their maturity date.

The holders of the Notes have the right to require ARP OP to repurchase the Notes, in whole or in part, in cash in the event of a designated event for a repurchase price equal to 100% of the principal amount of the Notes plus unpaid interest, if any, accrued to, but excluding, the repurchase date.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•                  any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable), other than Merger Sub, ARP OP or any other majority-owned subsidiary of Merger Sub, files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Merger Sub’s common equity representing more than 50% of the voting power of Merger Sub’s common equity;

•                  the consummation of (x) any consolidation, merger or binding share exchange or reclassification or similar transaction between Merger Sub and another person (other than its subsidiaries), in each case pursuant to which Company Common Shares shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of Merger Sub’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change Merger Sub’s jurisdiction of formation or to form a holding company for Merger Sub and that results in a share exchange or reclassification or similar exchange of the outstanding Company Common Shares solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of Merger Sub’s assets and its subsidiaries, on a consolidated basis, to another person (other than any of Merger Sub’s subsidiaries);

•                  the managers who either are members of Merger Sub’s board of managers (the “Board”) on February 29, 2016, or who become a member of the Board subsequent to that date and whose election, appointment or nomination for election by Merger Sub’s members is duly approved by a majority of the continuing members on the Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Merger Sub on behalf of the entire Board in which such individual is named as nominee for manager cease to constitute at least a majority of the Board;

•                  Merger Sub’s members approve any plan or proposal for the liquidation or dissolution of Merger Sub (other than as described in the second bullet in this list);

•                  the Company Common Shares cease to be listed on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

•                  Merger Sub (or any successor thereto permitted pursuant to the terms of the Indenture, as amended and supplemented by the Supplemental Indenture) ceases to be, either directly or indirectly through one or more of its subsidiaries, the general partner of ARP OP or ceases to control ARP OP;

provided, however, that in connection with a designated event of the type described in the first two bullet points above, if at least 90% of the consideration received by members consists of common equity interests that are listed on the NYSE or The NASDAQ Global Select or The NASDAQ Global Market and the Notes are exchangeable for such equity interests, no designated event will have occurred.  Holders of Notes who exchange their Notes upon the occurrence of a designated event (or what would have been a designated event but for the exclusion set forth in clause (x)(i) in the second bullet point above) may be entitled to a make-whole premium in the form of an increase in the exchange rate.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•                  default in the payment of any interest on the Notes when such interest becomes due and payable, that continues for a period of 30 days;

•                  default in the payment of the principal of the Notes, or any repurchase price due with respect to the Notes, when due and payable;

•                  failure by ARP OP or Merger Sub to satisfy their obligations upon an exchange of Notes in accordance with the Supplemental Indenture;

•                  failure by ARP OP to provide timely notice in connection with a liquidation, dissolution or certain extraordinary distributions that permit the holders of the Notes to exchange them prior to August 15, 2018;

•                  failure to comply with obligations relating to a merger, consolidation or sale;

•                  failure to provide notice of a designated event pursuant to which the Notes will be subject to repurchase;

•                  default in the performance, or breach, of any of ARP OP’s or Merger Sub’s other covenants or warranties in the Indenture with respect to the Notes and continuance of such default or breach for a period of 60 days after written notice;

•                  default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Merger Sub, ARP OP or by any subsidiary the repayment of which Merger Sub or ARP OP have guaranteed or for which Merger Sub or ARP OP are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•                  a final judgment for the payment of $10,000,000 or more (excluding any amounts covered by insurance) rendered against ARP OP, Merger Sub or any of their respective subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•                  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Merger Sub, ARP OP or any of their respective significant subsidiaries (within the meaning of Regulation S-X promulgated under the Securities Act) or Merger Sub or ARP OP.

Securitization Facility

As a result of the merger transactions contemplated by the Merger Agreement, on February 29, 2016, the Company, through certain of its subsidiaries, assumed $342,241,000 (the “Loan”) of existing indebtedness under a loan agreement, dated as of August 26, 2014 (the “Loan Agreement”), between ARP 2014-1 Borrower, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of ARP OP (“Borrower”), and German American Capital Corporation, as lender (“Lender”).  The Loan was entered into in connection with a securitization transaction completed by ARPI on August 26, 2014, which involved the issuance and sale in a private offering of six classes of single-family rental pass-through certificates that represent beneficial ownership interests in the Loan.  Certain of the certificates were sold at a discount of $1,682,300 in the aggregate, resulting in gross proceeds from the offering of approximately $340,558,700.

Each class of pass-through certificate accrues interest at a rate based on one-month LIBOR plus a fixed-rate spread. The weighted average of the fixed-rate spreads is 2.00%. Taking into account the discount at which certain of the certificates were sold, and assuming the successful exercise of the three one-year extension options of the Loan Agreement and amortization of the discount over the resulting fully extended period, the effective weighted average of the fixed-rate spreads is 2.11%.

The Loan was deposited into a trust in exchange for the pass-through certificates. The pass-through certificates represent the entire beneficial interest in the trust and were sold in a private offering through the placement agents retained for the transaction. The certificates were offered and sold to qualified institutional buyers and non-U.S. persons pursuant to the exemptions from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended.

The Loan is a two-year, floating rate loan, composed of six floating rate components, each of which is computed monthly based on one-month LIBOR plus a fixed component spread.  Interest on the Loan is paid monthly.  As part of certain lender requirements in connection with the securitization transaction, Borrower entered into an interest rate cap agreement for the initial two-year term of the Loan, with a LIBOR-based strike rate equal to 3.12%.

The Loan is secured by first priority mortgages on a portfolio of 2,876 single-family homes operated as rental properties (collectively, the “Properties”) owned by Borrower. The initial maturity date of the Loan is September 9, 2016 (the “Initial Maturity Date”). Borrower has the option to extend the Loan beyond the Initial Maturity Date for three successive one-year terms, provided that there is no event of default under the Loan Agreement on each maturity date, Borrower obtains a replacement interest rate cap agreement in a form reasonably acceptable to Lender and Borrower complies with the other terms set forth in the Loan Agreement.  The Loan Agreement requires that Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Borrower can incur, limitations on sales and dispositions of the Properties and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding.

This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On March 1, 2016, the Company and ARPI issued a joint press release announcing the closing of the Mergers. The full text of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Current Report on Form 8-K/A with the SEC as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Current Report on Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among American Homes 4 Rent, Sunrise Merger Sub, LLC, American Homes 4 Rent, L.P., OP Merger Sub, LLC, American Residential Properties, Inc., American Residential Properties OP, L.P. and American Residential GP, LLC, dated December 3, 2015 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 4, 2015)

4.1

Indenture, dated November 27, 2013, among American Residential OP, L.P., as issuer, American Residential Properties, Inc., as guarantor, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to American Residential Properties, Inc.’s Current Report on Form 8-K filed November 27, 2013)

4.2	First Supplemental Indenture, dated February 29, 2016, among American Homes 4 Rent, ARPI REIT, LLC, American Residential Properties OP, L.P. and U.S. Bank National Association, as trustee

4.3	Form of Global Note representing American Residential Properties OP, L.P.’s 3.25% Exchangeable Senior Notes due 2018 (included in Exhibit 4.1)

10.1

Loan Agreement, dated as of August 26, 2014, between ARP 2014-1 Borrower, LLC, as Borrower, and German American Capital Corporation, as Lender (Incorporated by reference to Exhibit 10.1 to American Residential Properties, Inc.’s Current Report on Form 8-K filed August 27, 2014)

99.1	Joint Press Release dated March 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Senior Vice President - Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among American Homes 4 Rent, Sunrise Merger Sub, LLC, American Homes 4 Rent, L.P., OP Merger Sub, LLC, American Residential Properties, Inc., American Residential Properties OP, L.P. and American Residential GP, LLC, dated December 3, 2015 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 4, 2015)

4.1

Indenture, dated November 27, 2013, among American Residential OP, L.P., as issuer, American Residential Properties, Inc., as guarantor, and U.S. Bank National Association, as trustee (Incorporated by Reference to Exhibit 4.1 to American Residential Properties, Inc.’s Current Report on Form 8-K filed November 27, 2013)

4.2	First Supplemental Indenture, dated February 29, 2016, among American Homes 4 Rent, ARPI REIT, LLC, American Residential Properties OP, L.P. and U.S. Bank National Association, as trustee

4.3	Form of Global Note representing American Residential Properties OP, L.P.’s 3.25% Exchangeable Senior Notes due 2018 (included in Exhibit 4.1)

10.1

Loan Agreement, dated as of August 26, 2014, between ARP 2014-1 Borrower, LLC, as Borrower, and German American Capital Corporation, as Lender (Incorporated by reference to Exhibit 10.1 to American Residential Properties, Inc.’s Current Report on Form 8-K filed August 27, 2014)

99.1	Joint Press Release dated March 1, 2016